Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of All Issued and Outstanding Ordinary Shares

of

PROSENSA HOLDING N.V.

at

$17.75 net per share plus one non-transferrable contingent value right per share,

which represents the right to receive cash payments of up to $4.14 per share upon the achievement of certain milestones

Pursuant to the Offer to Purchase dated December 12, 2014

by

BIOMARIN FALCONS B.V. and BIOMARIN GIANTS B.V.

each of which is a wholly-owned direct or indirect subsidiary of

BIOMARIN PHARMACEUTICAL INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M., NEW YORK CITY TIME, ON JANUARY 14, 2015, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) a shareholder’s ordinary shares, nominal value €0.01 per share, of Prosensa Holding N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time does not permit delivery of all other required documents to the American Stock Transfer & Trust Company, LLC (which we refer to as the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by overnight courier or transmitted by facsimile or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Tender Offer is:

American Stock Transfer & Trust Company, LLC

If delivering by mail:	By Facsimile Transmission: (For Eligible Institutions Only)	If delivering by hand or courier:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	(718) 234-5001	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
Confirm Facsimile by Telephone: (877) 248-6417 (For Confirmation Only)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED BELOW) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined below) and any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to BioMarin Falcons B.V. and BioMarin Giants B.V., each of which is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands and a wholly-owned direct or indirect subsidiary of BioMarin Pharmaceutical, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated December 12, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of ordinary shares, nominal value €0.01 per share (“Shares”), of Prosensa Holding N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:

☐ Check here if Shares will be tendered by book entry transfer

DTC Account Number:

Name of Tendering Institution:

Date:

Name(s) of Holder(s):
(Please Print)

Signature(s):

Address(es):
(Zip Code)

Area Code and Telephone Number(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of (a) in the case of Shares registered in the shareholder’s name in Prosensa’s shareholders’ register, a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof) or (b) confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Depositary Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 2 of the Offer to Purchase), in each case, together with any other documents required by the Letter of Transmittal, all within two (2) NASDAQ Global Select Market trading days after the date hereof.

Name of Firm:
Authorized Signature

Address:	Name:
Please Type or Print

Title:
Zip Code

Area Code and Tel. No.:	Dated